Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated: November 1, 2006

Term Sheet Supplement

$671,639,000 (Approximate)

MASTR Asset Backed Securities Trust 2006-WMC4
(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

JPMorgan Chase Bank, National Association
(Servicer)

Wells Fargo Bank, N.A.
(Master Servicer, Custodian and Trust Administrator)

Mortgage Pass Through Certificates, Series 2006-WMC4

UBS Investment Bank
For use with base prospectus dated October 17, 2006

TABLE OF CONTENTS

RISK FACTORS
FORWARD LOOKING STATEMENTS
DEFINED TERMS
THE MORTGAGE LOANS
STATIC POOL INFORMATION
ORIGINATOR
THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN
THE SERVICER
THE POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
GLOSSARY OF TERMS
ANNEX I - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the related mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•
Certain mortgage loans as set forth in the table entitled Prepayment Penalty Term of the Aggregate Mortgage Loans” in the term sheet require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•
The originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. Furthermore, the servicer has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. In addition, the servicer may exercise such option on its own behalf or on behalf of another party (including, but not limited to a purchaser of the Class CE, Class P or Residual Certificates) which would benefit from the removal of such delinquent mortgage loans. Investors should note that the removal of any delinquent mortgage loan by the servicer from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the certificates.

•
The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the related mortgage loans for the related distribution date. This, as well as the relative sizes of any loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the related mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”) or any state law providing for similar relief. See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the base prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer, the master servicer, any subservicer or any bond guaranty insurance policy.

Interest Only Mortgage Loans

Certain mortgage loans as set forth in the table entitled “Product Type of the Aggregate Mortgage Loans” in the term sheet require the related borrowers to make monthly payments only of accrued interest for the first 60 months or 120 months following origination. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 60 or 120 months following origination, the certificateholders will receive smaller principal distributions during the related period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

Second Lien Loan Risk

Certain mortgage loans as set forth in the table entitled “Lien Status of the Aggregate Mortgage Loans” in the term sheet are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Simultaneous Second Lien Risk

Approximately 56.35% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) were, as of origination, subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 80.01% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 99.52%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Balloon Loan Risk

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicer will make limited advances as described in the pooling and servicing agreement. Certain mortgage loans are balloon loans, as set forth in the table entitled “Collateral Summary” in the term sheet.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Class A Certificates and Mezzanine Certificates

The credit enhancement features of the transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer, the master servicer, nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement in the transaction, is not enough to protect your certificates from these losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

•
The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates. In addition, the first adjustment of the rates for the adjustable-rate mortgage loans will not occur until six months, two years, three years, five or ten years after the date of origination as set forth in the term sheet in the table entitled “Product Type of the Aggregate Mortgage Loans.” As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

The adjustable-rate mortgage loans have mortgage rates that adjust based on six-month LIBOR or one-year LIBOR. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally six months, two years, three years, five or ten years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

•
The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally six months, two years, three years, five years or ten years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

•
The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in the term sheet). However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in the term sheet.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least December 2009 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover that portion of the shortfall in interest collections attributable to voluntary prepayments in full that occur during the applicable portion of the related Prepayment Period, but only up to the amount of the servicer’s servicing fee for the related calendar month. If the servicer fails to pay such amount, the master servicer as successor servicer will be obligated under the pooling and servicing agreement to pay such amount. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or similar state laws will not be covered by the servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicer or the master servicer as successor servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A Certificates and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, reimbursement for all payments due on or prior to the cut-off date, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Certain mortgage loans as set forth in the tables entitled “Original LTV Ratios of the Aggregate Mortgage Loans” to the term sheet had loan-to-value ratios or combined loan-to-value ratios in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

Geographic Concentration

The charts presented in the term sheet list the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•
Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•
Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricanes May Pose Special Risks

During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The originator will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the originator will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of such certificates.

High Cost Loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator’s failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the prospectus.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in the term sheet to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the rate set forth in the term sheet. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any Swap Termination Payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. In addition, no assurance can be made that in the event of an early termination of the Interest Rate Swap Agreement, the depositor will be able to obtain a replacement interest rate swap agreement. The credit rating of the Swap Provider as of the date of this prospectus supplement is lower than “AA-.“ See “The Interest Rate Swap Agreement” in this prospectus supplement.

Lack of Liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicer or the master servicer under the pooling and servicing agreement in the event of a default by the servicer or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the servicer, the master servicer , any successor servicer or successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

•	the rights to be granted to the NIMS Insurer, if any, are extensive;

•
the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

•
such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Nature of the Mortgage Loans

The mortgage loans in the trust were originated in accordance with the originator’s underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein. These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”. Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date hereof. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

(1) economic conditions and industry competition;

(2) political and/or social conditions; and

(3) the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

THE MORTGAGE LOANS

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

Each of the Mortgage Loans was selected from the sponsor’s portfolio of mortgage loans. The Mortgage Loans were originated by the originator or acquired by the originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the originator in accordance with its underwriting standards. A description of the underwriting standards used by the originator are described under “The Originator” in this term sheet supplement.

Under the Mortgage Loan Purchase Agreement and the related Assignment Agreement, the originator will make certain representations and warranties to the depositor relating to, among other things, the due execution and enforceability of the related Mortgage Loan Purchase Agreement and certain characteristics of the related Mortgage Loans. Subject to certain limitations, the originator or the sponsor will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders’ interests in such Mortgage Loan. The sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the offered certificates in its capacity as seller other than the repurchase or substitution obligations described above. The originator will not have any obligation with respect to the offered certificates other than the repurchase or substitution obligations described above.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

All of the Mortgage Loans were originated by WMC Mortgage Corp. (“WMC”).

STATIC POOL INFORMATION

The depositor will make available any material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATOR

WMC Mortgage Corp. (“WMC”) is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, a subsidiary of the General Electric Company (“GE”) acquired WMC Finance Co.

Until March 2000, WMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC changed its business model to underwrite and process 100% of its loans on the Internet via “WMC Direct” resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC’s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC also has eight (8) regional offices in Addison, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Jacksonville, Florida, Woburn, Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC’s originations come primarily through its broker relationships. As of October 15, 2006, WMC had approximately 2296 employees, including approximately 709 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2003, 2004 and 2005, WMC originated $8,177,700,459, $19,127,701,750 and $31,794,995,806 of non-prime mortgage loans, respectively, including loans acquired by WMC from correspondent lenders.

Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the “Underwriting Guidelines”) or (ii) purchased by WMC after re-underwriting the mortgage loans generally in accordance with the Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio (“Debt Ratio”), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant’s current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

On July 15, 2005, WMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio (“LTV”) and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

Under the Underwriting Guidelines, WMC verifies the loan applicant’s eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC’s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans and stated income interest only loans.

All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC

The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than “average.” Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor’s credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower’s mortgage payment history, the borrower’s consumer credit history, the borrower’s liens/charge-offs/bankruptcy history, the borrower’s Debt Ratio, the borrower’s use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select (for other than interest only loans); $950,000 for interest only loans under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

Risk Category “AA”.

Maximum loan amount:

$650,000 ($850,000 for WMC Select; $950,000 for Interest Only Full Documentation, Full- Alternative, Limited Documentation and Lite Documentation) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

$550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

$500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

$550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

$500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

$450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

$400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: No delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Notice of default (“NOD”)/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied Single Family Residence mortgaged property);

100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied Single Family Residence mortgaged property);

100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied Single Family Residence mortgaged property);

95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

95% for Stated Income Documentation (Self-Employed) and 90% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

85% for Limited Documentation (non-owner-occupied mortgaged property); and

80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A”.

Maximum loan amount:

$650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

$550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

$500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

$450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

$375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

$325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

$300,000 ($600,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

85% for Lite Documentation (non-owner-occupied mortgaged property); and

75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A-”.

Maximum loan amount:

$650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

$475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

$450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

$400,000 ($550,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

$350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

$325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

$300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

Maximum LTV:

95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B+”.

Maximum loan amount:

$650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

$425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

$375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

$350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

$300,000 ($425,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

$250,000 ($375,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

$225,000 ($375,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

Maximum LTV:

90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

75% (70% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B”.

Maximum loan amount:

$500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

$375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

$350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

$335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

$275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

$225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

$200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months .

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

Maximum LTV:

80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

65% for Lite Documentation (non-owner-occupied mortgaged property).

Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “C”.

Maximum Loan Amount:

$500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

$335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

$250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

$200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

Maximum LTV:

85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

60% for Lite Documentation (non-owner-occupied mortgaged property).

No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

The Underwriting Guidelines described above are a general summary of WMC’s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN

The information set forth in certain of the following paragraphs has been provided by the master servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculations to servicer loan-level reports and reconcile any discrepancies with the servicer. The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Under the Pooling and Servicing Agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

For a description of the limitations on the liability of the master servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

THE SERVICER

JPMorgan Chase Bank, National Association

General.

JPMorgan Chase Bank, National Association (“JPMorgan”) is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMorgan is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan’s main office is located in Columbus, Ohio. JPMorgan is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is rated “RPS1”; “Strong” and “SQ1” by Fitch, S&P and Moody’s, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement.

JPMorgan is the product of numerous mergers and acquisitions. Since the creation of its founding entities, mortgage products and loan servicing have been a part of the bank’s operations. As JPMorgan’s mortgage servicing activities have evolved over the past several decades and into the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”), was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity

In its capacity as Servicer, JPMorgan will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms set forth in the Pooling and Servicing Agreement. JPMorgan may perform any or all of its obligations under the Pooling and Servicing Agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result JPMorgan is providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

Servicing operations, for “subprime” quality mortgage loans are audited internally by JPMorgan’s general audit and risk groups and are subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

As of the dates indicated, JPMorgan’s portfolio of closed-end subprime mortgage loans (including REO properties) serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) was as follows:

Aggregate Subprime Servicing Portfolio as of:	June 30, 2006	December 31, 2005	December 31, 2004
Unpaid Principal Balance (in billions).	$77.9	$67.4	$45.5
Number of Loans (in thousands).	492.8	443.0	331.1

        Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

Delinquency, Loss, Bankruptcy and Recovery.

JPMorgan has engaged CHF for all aspects of the servicing function, including with respect to collections, mitigation, high risk property management, bankruptcy, foreclosure and real estate owned properties (“REO”).

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, REO and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, high risk property managers review options during site inspections and local housing association referrals.

Mortgage loans are recognized for delinquency and default pursuant to the Office of Thrift Supervision (“OTS”) methodology. Under the OTS methodology, a mortgage loan is considered delinquent if any payment due thereon is not made pursuant to the terms of such mortgage loan by the close of business on the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Under the terms of the Pooling and Servicing Agreement, JPMorgan, through CHF, may agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and JPMorgan, through CHF, purchases the related Mortgage Loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the Pooling and Servicing Agreement, JPMorgan generally will not be liable for any losses on the Mortgage Loans.

Advances.

JPMorgan is required to make advances of delinquent monthly payments of interest and principal to the extent described in this term sheet supplement. Such advances will be made by CHF on behalf of JPMorgan. See“The Pooling and Servicing Agreement—Advances” below. Neither JPMorgan nor CHF has failed to make a required advance in connection with any mortgage-backed securitization.

Collection Procedures.

JPMorgan, through CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.

CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

Advances.

JPMorgan is required to make advances of delinquent monthly payments of interest and principal to the extent described in this term sheet supplement. Such advances will be made by CHF on behalf of JPMorgan. See“The Pooling and Servicing Agreement—Advances” below. Neither JPMorgan nor CHF has failed to make a required advance in connection with any mortgage-backed securitization.

Collection Procedures.

JPMorgan, through CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.

CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found not to conform to the review criteria set forth in the Pooling and Servicing Agreement in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the originator, as applicable, will be obligated to either (i) substitute for such Mortgage Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the trust administrator for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the seller or the originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

In connection with the substitution of a qualified substitute mortgage loan, the seller or the originator, as applicable will be required to remit to the servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

Pursuant to the Mortgage Loan Purchase Agreement (as assigned to the depositor pursuant to an Assignment Agreement and to the trustee pursuant to the Pooling and Servicing Agreement), the originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). Pursuant to the Assignment Agreement, the seller will make certain additional representations and warranties regarding the Mortgage Loans. In addition, the seller or the related originator will represent and warrant, among other things that at the time of transfer to the Depositor: (i) each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory and abusive lending, or disclosure laws applicable to the Mortgage Loan; (ii) the Mortgage Loans are not subject to the requirements of the Homeownership Act and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to the Homeownership Act; (iii) the prepayment penalties included in the transaction are enforceable and were originated in compliance with all applicable federal, state and local laws; (iv) none of the Mortgage Loans are High Cost as defined by the applicable predatory and abusive lending laws; (v) no Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor’s LEVELS Version 5.7 Glossary Revised, Appendix E) and (vi) no Mortgage Loan originated from and including October 1, 2002 to and including March 6, 2003, is secured by property located in the State of Georgia. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the Mortgage Loan and other related documents, the discovering party will promptly notify the trust administrator or the trustee, as applicable, and such party will inform the other parties to the Pooling and Servicing Agreement, the originator and the seller of such breach and if the originator or the seller, as applicable, fails to remedy such breach, the trustee will enforce the obligations of each originator or the seller, as applicable, under the related Mortgage Loan Purchase Agreement or related Assignment Agreement, as applicable, to effect a cure by either (i) as permitted pursuant to the Mortgage Loan Purchase Agreement (in the case of an originator) or pursuant to the Pooling and Servicing Agreement (in the case of the seller), as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the related Mortgage Loan Purchase Agreement or Pooling and Servicing Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the related Mortgage Loan Purchase Agreement or the related Assignment Agreement that materially and adversely affects the interests of the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The servicer will establish and maintain a collection account for the benefit of the certificateholders. Upon receipt by the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances, reimbursements for payments due on or prior to the cut-off date and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicer will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date. Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date. The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted from the servicer for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Any amounts received on a mortgage loan (including, but not limited to monthly payments, prepayments or liquidation proceeds) will first be applied to payments due on or prior to the Cut-off Date before such amounts are available to the trust.

Advances

Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. With respect to any balloon mortgage loans, neither the servicer nor the master servicer will make any advances covering the balloon payment. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer’s obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the master servicer or the trustee, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

All Advances will be reimbursable to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer),as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from general funds in the collection account or the distribution account. The master servicer or the trustee (in its capacity as successor master servicer) may reimburse the servicer or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

In the course of performing its servicing obligations, the servicer (or if the servicer fails in such obligation, the master servicer or the trustee, as successor servicer) will also make Servicing Advances. The right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer (including any successor servicer) or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the advancing party from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the servicer (including any successor servicer).

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The servicer is obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date. In the event that the servicer fails to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer or (if the master servicer is the same entity as the servicer) the trustee as successor servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

The principal compensation to be paid to the master servicer in respect of its servicing activities will be the Master Servicing Fee which will accrue at the Master Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the master servicer is entitled to retain the investment income on funds in the distribution account.

Events of Default and Removal of Servicer or Master Servicer

The circumstances under which the servicer or master servicer may be removed are set forth under “Description of the Securities—Events of Default” in the base prospectus.

In the event of a servicer event of default, the master servicer or (if the master servicer is the same entity as the servicer) the trustee (or a successor servicer selected by the master servicer or the trustee) will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act as a servicer or master servicer, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer or master servicer, as the case may be, as are set forth in the Pooling and Servicing Agreement). The master servicer or the trustee, in its capacity as a successor servicer, (or such other successor servicer) immediately will assume all of the obligations of the terminated servicer to make Advances. As compensation therefor, the master servicer or the trustee (or such other successor servicer) will be entitled to such compensation as the terminated servicer would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

Subject to the terms of the Pooling and Servicing Agreement, the trust administrator or, in the case of a master servicer event of default, the trustee will be required to notify certificateholders and the rating agencies of any event of a default by a servicer or master servicer actually known to a responsible officer of the trust administrator or, in the case of a master servicer event of default, the trustee, and of the appointment of any successor servicer or master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer, the master servicer or the trustee (in which case the successor servicer, the master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

If the master servicer and the trust administrator are the same entity, then at any time the master servicer resigns or is removed as master servicer, the trust administrator shall likewise be removed as trust administrator.

Limitations on Liability and Indemnification of the Trustee and the Trust Administrator

The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer’s or servicer’s obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or the servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

For a description of the limitations on the liability of the trustee and the trust administrator, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders, the servicer and the master servicer by the depositor.

The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders, the servicer and the master servicer by the depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

If the master servicer and the trust administrator are the same entity, then at any time the master servicer resigns or is removed as master servicer, the trust administrator shall likewise be removed as trust administrator.

The Credit Risk Manager

Clayton Fixed Income Services Inc., a Colorado corporation, formerly known as The Murrayhill Company, will act as the trust’s representative in advising the servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders or the Interest Rate Swap Provider without prior written consent from such adversely affected certificateholders or the Interest Rate Swap Provider, as applicable.

None of the depositor, the servicer, the master servicer, the trust administrator nor the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trust Administrator will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

The servicer, the master servicer, the trust administrator and any other party who is engaged by any of the preceding parties and that meets the criteria set forth in 1108(a)(2)(i), (ii) or (iii) of Regulation AB are required to deliver to the depositor, the master servicer and the trust administrator in March of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the servicer’s activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the depositor, the trust administrator and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor) or, if such majority holder fails to exercise such option, the master servicer, the servicer and the NIMs Insurer, if any (in that order) will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Credit Risk Management Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the servicer, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), the master servicer, the servicer or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

(ii)
interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

(iii)
any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

The servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account) and the Class P Certificates (exclusive of any right to receive Servicer Prepayment Charge Payment Amounts) will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For federal income tax reporting purposes, the Class A Certificates and the Mezzanine Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under “Prepayment and Yield Considerations” in this free writing prospectus. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the base prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account, the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Swap Base Calculation Amount of the Interest Rate Swap Agreement (multiplied by 250) to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriter. Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the base prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (a) 95-60 (for transactions by insurance company general accounts) or (b) except in the case of the non-offered Mezzanine Certificates, 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under (I) PTE 95-60 or (II) except in the case of the non-offered Mezzanine Certificates, one of the other four prohibited transaction class exemptions enumerated above.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) except in the case of the non-offered Mezzanine Certificates, it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicer and any NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

None of the Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the base prospectus.

GLOSSARY OF TERMS

The “Adjustment Date” with respect to each Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

An “Advance” with respect to any Distribution Date is an amount remitted by the servicer under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

“Assignment Agreement” means the Assignment and Recognition Agreements, dated the Closing Date, among the seller, the depositor and the originator.

The “Closing Date” means November 30, 2006.

“Compensating Interest” for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicer to the master servicer in respect of any Prepayment Interest Shortfall.

“Credit Risk Manager Fee Rate” is 0.0125% per annum.

The “Cut-off Date” means November 1, 2006.

The “Cut-off Date Principal Balance” is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

A “Deleted Mortgage Loan” is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

The “Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in December 2006.

The “Due Date” with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

The “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Gross Margin” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

The “Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

The “Index” with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR or One-Year LIBOR.

The “Initial Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The “Master Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Master Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

“Master Servicing Fee Rate” is 0.0095% per annum.

The “Maximum Mortgage Rate” with respect to each adjustable-rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

The “Minimum Mortgage Rate” means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

A “Mortgage Loan” is any of the Mortgage Loans included in the trust.

The “Mortgage Loan Purchase Agreement” means the Originator Master Agreement as defined in the Pooling and Servicing Agreement which is the agreement pursuant to which the Sponsor purchased the Mortgage Loans from the Originator.

The “Mortgage Pool” means the pool of Mortgage Loans included in the trust.

The “Mortgage Rate” is the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note.

A “Mortgaged Property” is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The “Net WAC Rate Carryover Reserve Account” means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made.

The “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

A “NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

“One-Year LIBOR” means the average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

The “Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

A “Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

The “Pool Balance” as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

The “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of November 1, 2006, among the depositor, the servicer, the master servicer, the trust administrator and the trustee.

“Prepayment Interest Excess” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

A “Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

The “Prepayment Period” for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on November 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

The “Principal Balance” of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

The “Purchase Price” with respect to any Mortgage Loan that is purchased by the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The “Relief Act” means the Servicemembers Civil Relief Act.

The “Remittance Date” with respect to any Distribution Date, the 24th day of the calendar month in which such Distribution Date occurs or, if such 24th day is not a Business Day, the business day immediately preceding such 24th day.

An “REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

A “Servicing Advance” with respect to any Distribution Date is an amount remitted by the servicer equal to all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any administrative, enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement.

The “Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Servicing Fee Rate” is 0.500% per annum.

“Six-Month LIBOR” means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

The “Substitution Adjustment Amount” with respect to any Mortgage Loan that is purchased by the seller is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

Unassociated Document

Annex 1-

Initial Mortgage Loan Characteristics

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which are based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	5,038
Aggregate Current Principal Balance:	$982,796,262
Average Current Principal Balance:	$195,077	$13,969-$1,230,378
Aggregate Original Principal Balance:	$984,126,194
Average Original Principal Balance:	$195,341	$13,980-$1,231,000
Fully Amortizing Non-IO Mortgage Loans:	21.08%
Fully Amortizing IO Mortgage Loans:	11.86%
Balloon Loans:	67.06%
1st Lien:	88.86%
Wtd. Avg. Gross Coupon:	8.193%	5.550%-13.590%
Wtd. Avg. Original Term(months):	340	180-360
Wtd. Avg. Remaining Term(months):	336	172-358
Wtd. Avg. Margin(ARM Loan Only):	6.384%	2.750%-8.520%
Wtd. Avg. Maximum Interest Rate (ARM Loans Only):	14.333%	10.399%-18.170%
Wtd. Avg. Minimum Interest Rate (ARM Loans Only):	7.835%	2.750%-11.670%
Wtd. Avg. Original LTV*:	82.26%	6.70%-100.00%
Wtd. Avg. Borrower FICO:	643	500-813
Geographic Distribution (Top 5):	CA	40.92%
	FL	9.54%
	NY	7.30%
	MD	5.71%
	IL	4.87%
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	699	23,831,079	2.42	34,093	11.010	98.03	642	39.28	93.91
50,000.01 to 100,000.00	1,068	78,461,918	7.98	73,466	10.417	93.43	640	32.32	69.84
100,000.01 to 150,000.00	732	90,636,097	9.22	123,820	9.067	85.26	634	36.40	30.81
150,000.01 to 200,000.00	540	95,004,832	9.67	175,935	8.220	80.58	631	36.25	4.65
200,000.01 to 250,000.00	474	107,211,720	10.91	226,185	7.987	79.36	635	26.99	0.00
250,000.01 to 300,000.00	401	109,919,309	11.18	274,113	7.766	79.85	637	32.88	0.00
300,000.01 to 350,000.00	336	108,930,647	11.08	324,198	7.656	80.28	648	15.90	0.00
350,000.01 to 400,000.00	252	94,009,744	9.57	373,055	7.620	80.35	647	17.16	0.00
400,000.01 to 450,000.00	177	74,996,462	7.63	423,709	7.601	81.34	648	20.35	0.00
450,000.01 to 500,000.00	146	69,687,516	7.09	477,312	7.620	80.59	649	17.16	0.00
500,000.01 to 550,000.00	78	40,926,922	4.16	524,704	7.801	81.16	660	12.76	0.00
550,000.01 to 600,000.00	52	29,926,870	3.05	575,517	7.556	80.27	667	9.72	0.00
600,000.01 to 650,000.00	29	18,246,401	1.86	629,186	7.781	83.03	674	20.69	0.00
650,000.01 to 700,000.00	23	15,610,392	1.59	678,713	8.016	84.02	648	13.32	0.00
700,000.01 to 750,000.00	11	7,996,703	0.81	726,973	8.038	83.06	621	9.15	0.00
750,000.01 to 800,000.00	10	7,730,572	0.79	773,057	7.789	74.37	652	10.08	0.00
800,000.01 to 850,000.00	3	2,535,126	0.26	845,042	7.185	71.85	690	0.00	0.00
850,000.01 to 900,000.00	2	1,798,151	0.18	899,076	6.950	69.65	617	100.00	0.00
900,000.01 to 950,000.00	1	921,535	0.09	921,535	8.350	90.00	638	0.00	0.00
950,000.01 to 1,000,000.00	2	1,985,610	0.20	992,805	6.760	78.31	693	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,428,659	0.25	1,214,329	7.855	66.74	605	0.00	0.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	25	9,977,794	1.02	399,112	5.790	74.04	721	30.20	0.00
6.001 to 6.500	127	42,705,022	4.35	336,260	6.298	75.75	703	32.90	0.00
6.501 to 7.000	414	130,908,503	13.32	316,204	6.826	79.33	671	29.70	0.00
7.001 to 7.500	532	157,501,361	16.03	296,055	7.308	79.24	654	23.32	0.00
7.501 to 8.000	811	208,379,006	21.20	256,941	7.789	79.85	640	24.17	0.03
8.001 to 8.500	557	133,421,441	13.58	239,536	8.290	80.32	631	20.20	0.59
8.501 to 9.000	528	113,819,461	11.58	215,567	8.772	82.57	619	23.76	3.69
9.001 to 9.500	270	44,420,551	4.52	164,521	9.279	85.10	605	31.28	10.41
9.501 to 10.000	318	38,017,363	3.87	119,551	9.800	88.15	601	34.00	23.18
10.001 to 10.500	191	18,569,705	1.89	97,224	10.362	92.14	638	27.41	59.50
10.501 to 11.000	470	34,540,763	3.51	73,491	10.898	98.12	642	21.39	88.60
11.001 to 11.500	320	23,781,622	2.42	74,318	11.278	99.27	643	17.45	96.41
11.501 to 12.000	122	7,091,190	0.72	58,125	11.904	99.06	631	32.48	95.77
12.001 to 12.500	210	11,286,456	1.15	53,745	12.362	99.54	632	17.73	100.00
12.501 to 13.000	142	8,321,281	0.85	58,601	12.798	99.69	621	4.92	100.00
13.501 to 14.000	1	54,744	0.01	54,744	13.590	100.00	630	0.00	100.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	67	12,509,294	1.27	186,706	9.489	74.10	509	53.93	0.00
520 to 539	92	18,985,778	1.93	206,367	9.091	75.71	529	54.51	0.00
540 to 559	129	23,744,956	2.42	184,069	8.852	79.53	552	52.10	0.00
560 to 579	186	39,949,772	4.06	214,784	8.782	83.99	571	46.29	1.52
580 to 599	536	80,076,706	8.15	149,397	8.419	81.14	590	60.27	10.66
600 to 619	948	179,165,674	18.23	188,993	8.378	82.57	609	25.05	11.52
620 to 639	766	152,313,646	15.50	198,843	8.356	82.81	629	19.56	11.35
640 to 659	672	133,663,276	13.60	198,904	8.233	82.81	649	17.17	12.64
660 to 679	559	106,722,264	10.86	190,916	8.053	83.18	669	13.73	13.67
680 to 699	401	85,999,718	8.75	214,463	7.839	83.31	689	11.70	13.31
700 to 719	262	56,671,790	5.77	216,305	7.468	82.32	710	19.23	13.25
720 to 739	179	36,686,237	3.73	204,951	7.561	82.35	728	17.02	14.12
740 to 759	127	28,889,869	2.94	227,479	7.403	81.52	749	18.82	12.17
760 to 779	74	16,680,535	1.70	225,413	7.511	80.84	768	12.45	12.69
780 to 799	31	8,763,339	0.89	282,688	7.204	76.81	791	21.21	10.42
800 to 819	9	1,973,409	0.20	219,268	7.402	82.36	806	6.17	15.02
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	407	68,624,400	6.98	168,610	8.208	80.86	641	28.09	9.88
30.01 to 35.00	450	77,086,882	7.84	171,304	8.068	81.57	650	28.26	9.58
35.01 to 40.00	751	141,327,185	14.38	188,185	8.146	81.47	647	19.25	11.18
40.01 to 45.00	1,335	265,917,085	27.06	199,189	8.207	82.33	646	19.71	11.48
45.01 to 50.00	1,673	342,787,695	34.88	204,894	8.277	82.68	642	23.62	11.97
50.01 to 55.00	371	75,627,838	7.70	203,849	8.044	83.62	630	45.90	9.84
55.01 or more	51	11,425,177	1.16	224,023	7.660	82.26	614	77.30	4.88
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	3,346	873,272,774	88.86	260,990	7.834	80.08	641	25.55	0.00
2	1,692	109,523,489	11.14	64,730	11.050	99.67	655	20.13	100.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)*	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	53	8,048,459	0.82	151,858	7.740	41.33	593	35.93	0.00
50.01 to 55.00	34	7,077,747	0.72	208,169	7.816	53.03	611	24.92	0.00
55.01 to 60.00	44	10,537,760	1.07	239,495	7.753	57.62	607	40.18	0.00
60.01 to 65.00	46	10,636,471	1.08	231,228	7.665	63.24	615	49.26	0.00
65.01 to 70.00	118	33,603,153	3.42	284,772	7.637	68.57	625	23.19	0.00
70.01 to 75.00	108	25,344,289	2.58	234,669	7.889	74.06	611	36.27	0.00
75.01 to 80.00	2,321	620,841,839	63.17	267,489	7.701	79.90	652	20.35	0.00
80.01 to 85.00	186	46,740,336	4.76	251,292	8.080	84.38	613	39.97	0.00
85.01 to 90.00	218	53,066,895	5.40	243,426	8.309	89.57	626	32.80	2.48
90.01 to 95.00	314	59,804,704	6.09	190,461	9.022	94.82	610	47.06	6.88
95.01 to 100.00	1,596	107,094,609	10.90	67,102	10.975	99.96	655	21.95	97.20
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	2,159	412,563,841	41.98	191,090	8.454	83.50	662	0.00	16.34
Full Documentation	1,556	245,194,626	24.95	157,580	8.088	82.57	620	100.00	8.99
Limited Documentation	717	172,401,367	17.54	240,448	7.759	82.50	642	0.00	8.11
Stated Documentation	445	119,378,684	12.15	268,267	8.136	76.57	631	0.00	2.13
Lite Documentation	161	33,257,744	3.38	206,570	8.170	83.89	625	0.00	10.66
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	3,456	608,532,135	61.92	176,080	8.307	83.61	654	19.36	15.08
Cash Out Refinance	1,483	356,168,572	36.24	240,168	7.994	79.90	626	33.21	4.69
Rate & Term Refinance	99	18,095,555	1.84	182,783	8.244	83.54	628	50.16	5.65
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,410	659,877,441	67.14	193,512	8.171	82.02	640	25.41	11.06
Planned Unit Development	763	149,580,828	15.22	196,043	8.347	82.78	637	27.98	11.26
Two- to Four Family	322	89,143,610	9.07	276,844	8.263	82.54	654	15.83	9.92
Condominium	543	84,194,383	8.57	155,054	8.014	82.97	665	25.62	12.86
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,814	943,888,879	96.04	196,072	8.192	82.23	641	25.09	11.25
Second Home	160	26,483,330	2.69	165,521	8.048	82.60	702	12.66	12.73
Investor Occupied	64	12,424,053	1.26	194,126	8.532	83.83	648	40.53	0.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	1,094	288,347,497	29.34	263,572	7.888	81.84	655	14.94	11.77
Northern California	433	113,798,050	11.58	262,813	8.064	82.31	644	16.03	12.66
Florida	572	93,803,574	9.54	163,992	8.370	82.02	644	25.82	10.72
New York	264	71,725,426	7.30	271,687	8.010	81.03	649	18.26	9.65
Maryland	271	56,147,385	5.71	207,186	8.373	83.40	631	36.91	10.21
Illinois	321	47,837,413	4.87	149,026	8.503	82.94	643	36.58	11.36
New Jersey	184	41,166,559	4.19	223,731	8.299	82.07	637	25.87	8.67
Texas	347	35,315,945	3.59	101,775	8.647	83.87	620	44.26	12.58
Massachusetts	174	34,580,044	3.52	198,736	8.042	81.50	638	24.86	9.60
Washington	168	27,792,600	2.83	165,432	8.126	82.92	638	36.23	10.51
Other	1,210	172,281,768	17.53	142,382	8.544	82.80	631	36.79	10.90
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91745	14	5,167,847	0.53	369,132	7.875	84.18	638	16.16	7.78
94565	13	3,826,879	0.39	294,375	7.682	81.51	635	43.31	13.37
91335	12	3,760,271	0.38	313,356	7.906	82.85	645	0.00	14.86
20774	16	3,724,281	0.38	232,768	8.342	84.70	627	35.22	15.13
92336	14	3,718,260	0.38	265,590	8.369	83.98	660	13.42	15.47
91342	11	3,690,090	0.38	335,463	7.412	81.40	693	0.00	9.46
93550	17	3,100,872	0.32	182,404	7.855	81.74	654	35.39	14.60
92345	17	3,053,297	0.31	179,606	7.906	83.16	660	0.00	14.14
93536	15	2,949,919	0.30	196,661	8.453	81.56	633	0.00	14.69
92234	10	2,725,683	0.28	272,568	7.887	81.77	669	0.00	10.73
Other	4,899	947,078,862	96.37	193,321	8.201	82.24	643	25.32	11.08
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,693	110,324,703	11.23	65,165	10.993	99.08	655	20.41	98.38
241 to 300	1	175,106	0.02	175,106	6.875	80.00	678	0.00	0.00
301 to 360	3,344	872,296,454	88.76	260,854	7.839	80.14	641	25.53	0.11
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,693	110,324,703	11.23	65,165	10.993	99.08	655	20.41	98.38
241 to 300	1	175,106	0.02	175,106	6.875	80.00	678	0.00	0.00
301 to 360	3,344	872,296,454	88.76	260,854	7.839	80.14	641	25.53	0.11
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	1,426	400,153,456	40.72	280,613	7.954	80.46	632	19.87	0.00
2/6 MONTH LIBOR	664	132,740,404	13.51	199,910	8.370	81.40	627	31.65	0.00
2/6 MONTH LIBOR - 60 MONTH IO	188	61,750,384	6.28	328,459	7.205	80.21	670	27.53	0.00
2/6 MONTH LIBOR - 50 YR AMTERM	189	56,778,265	5.78	300,414	7.830	80.78	636	21.51	0.00
10/6 MONTH LIBOR - 120 MONTH IO	129	44,713,501	4.55	346,616	6.593	78.11	715	24.96	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	80	24,465,809	2.49	305,823	7.156	79.97	708	19.42	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	39	11,196,096	1.14	287,079	7.751	80.11	640	19.40	0.00
3/6 MONTH LIBOR	43	8,889,696	0.90	206,737	8.352	82.07	626	36.54	0.00
10/6 MONTH LIBOR	34	8,582,531	0.87	252,427	7.190	73.94	696	26.82	0.00
2/6 MONTH LIBOR - 120 MONTH IO	17	4,490,878	0.46	264,169	7.774	83.54	660	30.30	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	9	3,762,584	0.38	418,065	7.243	79.01	706	23.95	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	11	3,177,370	0.32	288,852	8.446	82.27	603	47.09	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	4	1,599,763	0.16	399,941	7.288	73.31	679	0.00	0.00
3/6 MONTH LIBOR - 60 MONTH IO	6	1,581,300	0.16	263,550	8.007	84.22	679	55.93	0.00
5/6 MONTH LIBOR - 60 MONTH IO	3	1,075,600	0.11	358,533	8.051	80.00	644	12.50	0.00
5/6 MONTH LIBOR	6	1,032,743	0.11	172,124	7.543	80.00	679	17.77	0.00
10/6 MONTH LIBOR - 60 MONTH IO	2	812,110	0.08	406,055	7.801	84.82	670	48.18	0.00
10/1 ARM 1YR LIBOR - 120 MONTH IO	1	320,000	0.03	320,000	6.725	80.00	737	0.00	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	1	319,710	0.03	319,710	6.825	80.00	742	0.00	0.00
10/1 ARM 1YR LIBOR - 40 YR AMTERM	1	168,611	0.02	168,611	7.100	80.00	703	100.00	0.00
6 MONTH LIBOR	2	147,236	0.01	73,618	10.022	72.97	532	32.21	0.00
30YR FXD	291	52,720,402	5.36	181,170	7.915	78.69	631	42.40	1.87
15YR FXD	40	3,023,288	0.31	75,582	8.969	78.10	661	29.60	40.84
30YR FXD - 120 MONTH IO	6	1,858,499	0.19	309,750	7.611	80.42	639	84.40	0.00
15YR BALLOON	1,653	107,301,415	10.92	64,913	11.050	99.67	655	20.16	100.00
BALLOON OTHER - 40 YR AMTERM	182	46,152,020	4.70	253,583	7.741	77.33	628	36.36	0.00
BALLOON OTHER - 50 YR AMTERM	11	3,982,590	0.41	362,054	7.807	75.45	612	50.73	0.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,833	320,633,073	32.62	174,923	8.501	83.41	641	27.42	14.50
12	151	36,299,918	3.69	240,397	8.374	81.27	642	14.13	9.89
18	16	6,805,211	0.69	425,326	7.008	78.87	722	20.60	2.68
24	2,506	493,596,431	50.22	196,966	8.202	82.60	638	21.81	11.82
36	532	125,461,629	12.77	235,830	7.379	78.47	664	34.33	0.74
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	2,401	496,913,333	50.56	206,961	7.904	82.69	682	16.52	12.90
A	1,634	312,778,299	31.83	191,419	8.370	82.64	620	22.60	11.60
A-	536	81,670,627	8.31	152,371	8.431	81.45	595	58.45	11.05
B+	240	48,278,569	4.91	201,161	8.808	83.43	567	49.28	0.10
B	155	29,837,174	3.04	192,498	8.933	75.70	544	48.71	0.24
C	72	13,318,260	1.36	184,976	9.421	73.01	534	47.68	0.11
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date (Year-Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-01	2	147,236	0.02	73,618	10.022	72.97	532	32.21	0.00
2007-09	1	232,985	0.03	232,985	6.925	75.70	563	0.00	0.00
2008-02	3	382,084	0.05	127,361	7.690	71.34	581	82.24	0.00
2008-03	4	741,215	0.10	185,304	8.806	80.00	610	0.00	0.00
2008-04	4	1,065,453	0.14	266,363	8.149	76.86	599	42.41	0.00
2008-05	25	5,643,068	0.74	225,723	8.173	83.51	618	22.53	0.00
2008-06	224	55,584,429	7.24	248,145	8.242	80.91	622	28.39	0.00
2008-07	1,326	355,853,147	46.35	268,366	7.894	80.43	636	22.33	0.00
2008-08	896	236,295,064	30.78	263,722	7.974	80.96	638	23.21	0.00
2008-09	1	115,942	0.02	115,942	8.490	80.00	617	0.00	0.00
2009-05	2	391,288	0.05	195,644	7.928	80.00	640	0.00	0.00
2009-06	7	1,286,025	0.17	183,718	8.650	84.51	659	45.13	0.00
2009-07	40	10,740,235	1.40	268,506	7.834	79.96	649	27.44	0.00
2009-08	50	12,426,914	1.62	248,538	8.221	82.27	616	34.40	0.00
2011-07	7	2,202,698	0.29	314,671	7.636	77.70	649	0.00	0.00
2011-08	7	1,825,119	0.24	260,731	7.381	76.92	705	17.42	0.00
2016-05	2	597,023	0.08	298,512	7.268	61.97	661	0.00	0.00
2016-06	7	2,208,416	0.29	315,488	6.893	74.78	699	20.65	0.00
2016-07	145	46,058,137	6.00	317,642	6.922	78.98	710	26.17	0.00
2016-08	102	33,961,571	4.42	332,957	6.777	78.01	713	21.08	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	18	4,227,268	0.55	234,848	7.918	78.60	643	34.39	0.00
4.001 to 4.500	1	160,586	0.02	160,586	8.295	80.00	582	100.00	0.00
4.501 to 5.000	66	13,960,231	1.82	211,519	8.340	79.80	644	27.21	0.00
5.001 to 5.500	321	87,456,411	11.39	272,450	7.282	78.33	653	38.71	0.00
5.501 to 6.000	459	127,816,723	16.65	278,468	7.321	79.33	651	31.60	0.00
6.001 to 6.500	898	248,197,300	32.33	276,389	7.732	79.77	645	19.47	0.00
6.501 to 7.000	552	142,259,158	18.53	257,716	8.060	81.66	640	18.07	0.00
7.001 to 7.500	305	82,190,399	10.71	269,477	8.326	81.69	634	16.58	0.00
7.501 to 8.000	234	61,390,154	8.00	262,351	8.869	84.07	626	20.43	0.00
8.501 to 9.000	1	99,820	0.01	99,820	8.520	80.00	585	100.00	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.000 or less	2	488,611	0.06	244,306	6.854	80.00	725	34.51	0.00
5.501 to 6.000	24	9,698,917	1.26	404,122	5.784	74.38	719	28.19	0.00
6.001 to 6.500	110	38,256,506	4.98	347,786	6.283	76.99	708	31.50	0.00
6.501 to 7.000	344	112,456,243	14.65	326,908	6.829	79.65	674	27.07	0.00
7.001 to 7.500	455	136,346,255	17.76	299,662	7.315	79.88	657	22.44	0.00
7.501 to 8.000	680	181,183,830	23.60	266,447	7.788	79.99	642	20.26	0.00
8.001 to 8.500	472	117,431,671	15.30	248,796	8.291	80.46	632	18.36	0.00
8.501 to 9.000	386	98,981,869	12.89	256,430	8.767	81.90	615	21.31	0.00
9.001 to 9.500	184	36,120,823	4.70	196,309	9.274	83.64	592	29.90	0.00
9.501 to 10.000	131	27,093,809	3.53	206,823	9.763	84.70	583	33.94	0.00
10.001 to 10.500	37	5,592,904	0.73	151,160	10.234	85.15	559	41.93	0.00
10.501 to 11.000	26	3,452,796	0.45	132,800	10.832	86.35	553	53.68	0.00
11.001 to 11.500	3	411,585	0.05	137,195	11.216	85.00	505	100.00	0.00
11.501 to 12.000	1	242,228	0.03	242,228	11.670	85.00	514	0.00	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
10.001 to 10.500	1	343,527	0.04	343,527	7.399	80.00	675	0.00	0.00
10.501 to 11.000	1	399,533	0.05	399,533	7.970	80.00	641	0.00	0.00
11.501 to 12.000	1	320,000	0.04	320,000	6.725	80.00	737	0.00	0.00
12.001 to 12.500	26	9,947,455	1.30	382,594	5.831	74.31	717	29.18	0.00
12.501 to 13.000	110	38,256,506	4.98	347,786	6.283	76.99	708	31.50	0.00
13.001 to 13.500	344	112,122,030	14.60	325,936	6.826	79.65	674	27.29	0.00
13.501 to 14.000	453	135,049,030	17.59	298,121	7.310	79.89	657	22.24	0.00
14.001 to 14.500	681	182,132,305	23.72	267,448	7.789	79.97	643	20.20	0.00
14.501 to 15.000	473	118,206,199	15.40	249,907	8.297	80.42	631	18.50	0.00
15.001 to 15.500	388	98,488,229	12.83	253,836	8.767	81.95	615	21.62	0.00
15.501 to 16.000	180	35,577,943	4.63	197,655	9.277	83.86	592	30.55	0.00
16.001 to 16.500	131	27,490,616	3.58	209,852	9.757	84.69	581	33.49	0.00
16.501 to 17.000	35	5,195,190	0.68	148,434	10.243	86.03	563	39.85	0.00
17.001 to 17.500	27	3,575,672	0.47	132,432	10.811	85.16	551	51.84	0.00
17.501 to 18.000	3	411,585	0.05	137,195	11.216	85.00	505	100.00	0.00
18.001 to 18.500	1	242,228	0.03	242,228	11.670	85.00	514	0.00	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	16	2,827,208	0.37	176,700	8.159	77.98	613	71.62	0.00
1.500	1	67,861	0.01	67,861	8.900	64.80	501	0.00	0.00
2.000	1	711,362	0.09	711,362	8.875	80.00	607	0.00	0.00
3.000	2,578	680,250,871	88.60	263,868	7.956	80.69	635	23.24	0.00
5.000	259	83,900,747	10.93	323,941	6.879	78.37	709	23.61	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,853	767,269,437	99.94	268,934	7.841	80.43	643	23.43	0.00
2.000	2	488,611	0.06	244,306	6.854	80.00	725	34.51	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which are based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,722
Aggregate Current Principal Balance:	$268,397,776
Average Current Principal Balance:	$155,864	$14,955-$530,301
Aggregate Original Principal Balance:	$268,807,585
Average Original Principal Balance:	$156,102	$15,000-$531,000
Fully Amortizing Non-IO Mortgage Loans:	27.97%
Fully Amortizing IO Mortgage Loans:	5.50%
Balloon Loans:	66.53%
1st Lien:	90.00%
Wtd. Avg. Gross Coupon:	8.307%	5.575%-12.875%
Wtd. Avg. Original Term(months):	342	180-360
Wtd. Avg. Remaining Term(months):	338	172-358
Wtd. Avg. Margin(ARM Loan Only):	6.274%	3.000%-7.990%
Maximum Interest Rate (ARM Loans Only):	14.524%	12.075%-18.170%
Minimum Interest Rate (ARM Loans Only):	8.028%	5.575%-11.670%
Wtd. Avg. Original LTV*:	81.56%	28.80%-100.00%
Wtd. Avg. Borrower FICO:	628	500-809
Geographic Distribution (Top 5):	CA	24.24%
	FL	10.06%
	IL	9.56%
	MD	8.94%
	MA	6.24%
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	341	11,346,325	4.23	33,274	11.011	98.75	647	41.91	97.12
50,000.01 to 100,000.00	344	25,437,730	9.48	73,947	10.186	91.66	641	38.06	61.77
100,000.01 to 150,000.00	247	30,969,450	11.54	125,382	8.220	78.76	623	46.85	0.33
150,000.01 to 200,000.00	250	43,636,209	16.26	174,545	8.085	79.43	623	37.13	0.00
200,000.01 to 250,000.00	175	39,583,281	14.75	226,190	8.139	78.96	620	29.23	0.00
250,000.01 to 300,000.00	149	40,752,293	15.18	273,505	7.870	79.48	624	39.58	0.00
300,000.01 to 350,000.00	116	37,422,841	13.94	322,611	7.770	80.03	627	17.87	0.00
350,000.01 to 400,000.00	66	24,523,975	9.14	371,575	7.633	79.42	637	13.60	0.00
400,000.01 to 450,000.00	26	10,786,053	4.02	414,848	7.970	83.65	638	11.27	0.00
450,000.01 to 500,000.00	4	1,870,923	0.70	467,731	8.019	84.49	662	0.00	0.00
500,000.01 to 550,000.00	4	2,068,696	0.77	517,174	7.965	79.70	654	0.00	0.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	6	1,754,365	0.65	292,394	5.897	80.97	688	18.43	0.00
6.001 to 6.500	31	7,626,216	2.84	246,007	6.328	71.25	694	22.63	0.00
6.501 to 7.000	127	32,288,637	12.03	254,241	6.835	77.82	658	32.21	0.00
7.001 to 7.500	153	34,882,715	13.00	227,992	7.308	78.14	645	29.64	0.00
7.501 to 8.000	294	58,255,939	21.71	198,149	7.796	79.09	635	32.00	0.00
8.001 to 8.500	207	40,273,260	15.01	194,557	8.275	79.57	621	23.69	0.27
8.501 to 9.000	218	38,999,900	14.53	178,899	8.788	82.45	602	31.23	3.47
9.001 to 9.500	98	16,310,111	6.08	166,430	9.277	84.90	588	41.66	5.04
9.501 to 10.000	103	10,105,020	3.76	98,107	9.805	86.78	582	55.25	21.32
10.001 to 10.500	65	5,485,274	2.04	84,389	10.298	88.30	609	41.90	45.07
10.501 to 11.000	159	8,985,068	3.35	56,510	10.900	96.26	633	29.63	81.43
11.001 to 11.500	85	4,962,145	1.85	58,378	11.275	98.51	639	34.03	89.51
11.501 to 12.000	53	2,578,639	0.96	48,654	11.866	97.79	624	41.11	88.37
12.001 to 12.500	76	3,389,676	1.26	44,601	12.388	99.61	636	20.08	100.00
12.501 to 13.000	47	2,500,810	0.93	53,209	12.767	99.52	623	6.45	100.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	34	6,821,442	2.54	200,631	9.703	76.47	508	53.29	0.00
520 to 539	63	12,421,490	4.63	197,167	8.916	75.70	529	65.05	0.00
540 to 559	66	12,765,425	4.76	193,416	8.739	78.03	551	54.40	0.00
560 to 579	91	17,220,748	6.42	189,239	8.541	80.82	570	43.36	0.33
580 to 599	226	29,436,272	10.97	130,249	8.364	79.63	590	64.95	9.08
600 to 619	342	54,850,643	20.44	160,382	8.379	82.43	609	33.18	9.92
620 to 639	195	32,047,565	11.94	164,346	8.240	81.75	629	19.22	10.21
640 to 659	192	28,058,660	10.45	146,139	8.168	82.46	650	16.92	13.39
660 to 679	177	24,818,603	9.25	140,218	8.323	84.30	670	15.46	16.12
680 to 699	117	17,185,170	6.40	146,882	7.903	83.68	690	7.95	15.70
700 to 719	83	12,107,012	4.51	145,868	7.658	82.74	709	14.72	14.25
720 to 739	49	7,039,978	2.62	143,673	7.973	82.94	730	4.77	17.82
740 to 759	44	6,351,013	2.37	144,341	7.551	83.79	748	30.67	14.63
760 to 779	25	3,874,618	1.44	154,985	8.002	83.65	767	7.47	14.85
780 to 799	12	2,526,072	0.94	210,506	7.003	77.46	792	6.94	11.04
800 to 819	6	873,066	0.33	145,511	8.204	84.00	804	0.00	20.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

DTI Ratios of the Group I Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	104	15,340,165	5.72	147,502	8.193	76.81	623	33.57	5.28
30.01 to 35.00	133	19,098,332	7.12	143,596	8.307	81.97	627	42.17	8.78
35.01 to 40.00	263	38,712,877	14.42	147,197	8.331	80.65	629	22.37	10.11
40.01 to 45.00	452	70,555,680	26.29	156,097	8.341	81.67	632	24.68	11.10
45.01 to 50.00	611	96,665,923	36.02	158,209	8.347	81.92	632	31.36	10.94
50.01 to 55.00	143	24,874,458	9.27	173,947	8.163	83.78	614	49.79	7.45
55.01 or more	16	3,150,341	1.17	196,896	7.734	82.15	608	66.84	5.65
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	1,162	241,562,364	90.00	207,885	7.994	79.55	625	31.49	0.00
2	560	26,835,412	10.00	47,920	11.129	99.65	656	29.82	100.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)*	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	24	4,021,209	1.50	167,550	7.721	42.80	579	37.27	0.00
50.01 to 55.00	17	3,270,398	1.22	192,376	7.877	52.98	581	24.84	0.00
55.01 to 60.00	22	4,499,484	1.68	204,522	8.173	57.75	581	46.56	0.00
60.01 to 65.00	24	5,282,599	1.97	220,108	7.880	63.31	596	31.05	0.00
65.01 to 70.00	62	15,160,563	5.65	244,525	7.898	68.74	602	19.37	0.00
70.01 to 75.00	55	11,765,950	4.38	213,926	8.154	74.28	582	34.64	0.00
75.01 to 80.00	689	136,482,497	50.85	198,088	7.764	79.86	646	28.49	0.00
80.01 to 85.00	92	21,173,001	7.89	230,141	8.301	84.38	604	40.99	0.00
85.01 to 90.00	89	20,052,748	7.47	225,312	8.335	89.32	617	31.52	0.56
90.01 to 95.00	130	21,437,208	7.99	164,902	9.118	94.81	598	44.43	6.86
95.01 to 100.00	518	25,252,119	9.41	48,749	11.117	99.98	657	30.18	100.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00
•	Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	638	84,081,729	31.33	131,790	8.353	82.09	599	100.00	9.52
Streamlined	580	75,596,316	28.17	130,338	8.690	84.49	667	0.00	20.88
Stated Documentation	210	53,238,044	19.84	253,514	8.086	76.17	623	0.00	0.83
Limited Documentation	242	47,728,057	17.78	197,223	7.828	81.69	629	0.00	4.23
Lite Documentation	52	7,753,630	2.89	149,108	8.550	83.32	611	0.00	7.61
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	809	169,715,736	63.23	209,785	8.114	79.47	614	30.33	3.47
Purchase	848	88,347,813	32.92	104,184	8.688	85.46	656	31.17	23.02
Rate & Term Refinance	65	10,334,227	3.85	158,988	8.234	82.46	619	48.99	5.91
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	1,163	181,281,016	67.54	155,874	8.314	81.10	623	32.10	9.56
Planned Unit Development	226	34,225,043	12.75	151,438	8.486	82.91	623	38.01	11.34
Condominium	252	32,125,478	11.97	127,482	8.189	83.20	658	30.14	14.58
Two- to Four Family	81	20,766,239	7.74	256,373	8.140	80.78	641	15.42	4.56
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,573	243,639,867	90.78	154,889	8.324	81.40	623	33.22	10.10
Second Home	123	18,635,841	6.94	151,511	8.036	82.45	702	9.56	11.90
Investor Occupied	26	6,122,068	2.28	235,464	8.487	85.17	633	22.31	0.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	212	47,635,403	17.75	224,695	8.015	80.51	638	17.75	9.56
Florida	185	27,013,001	10.06	146,016	8.273	80.80	641	22.22	10.75
Illinois	199	25,665,068	9.56	128,970	8.541	82.78	632	37.79	10.43
Maryland	138	24,004,947	8.94	173,949	8.456	82.16	620	42.67	11.52
Northern California	76	17,413,342	6.49	229,123	8.067	80.92	634	15.97	8.59
Massachusetts	88	16,757,572	6.24	190,427	7.936	81.19	625	25.85	4.80
New York	78	15,751,697	5.87	201,945	8.100	78.46	620	23.80	10.15
New Jersey	54	10,722,521	4.00	198,565	8.410	78.33	613	34.88	6.52
Texas	123	10,581,268	3.94	86,027	8.547	83.86	623	54.11	11.52
Washington	73	10,040,555	3.74	137,542	8.336	83.24	628	45.24	12.08
Other	496	62,812,402	23.40	126,638	8.546	82.90	623	39.50	10.99
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
01841	10	1,368,601	0.51	136,860	8.393	84.43	616	34.01	11.11
60446	9	1,191,957	0.44	132,440	8.359	84.17	621	46.53	10.13
93536	4	1,148,902	0.43	287,226	8.195	76.46	642	0.00	0.00
11706	4	1,123,049	0.42	280,762	8.156	84.94	617	0.00	6.62
85374	5	1,115,930	0.42	223,186	9.280	85.93	596	24.36	5.46
20850	4	1,092,164	0.41	273,041	8.811	86.84	624	0.00	5.86
92234	3	1,083,133	0.40	361,044	7.741	83.33	670	0.00	0.00
34105	6	1,071,976	0.40	178,663	7.689	84.00	698	0.00	20.00
93535	5	1,067,815	0.40	213,563	8.167	85.97	621	56.76	7.58
20774	6	989,325	0.37	164,887	7.899	84.30	640	38.84	19.02
Other	1,666	257,144,925	95.81	154,349	8.309	81.45	628	31.81	10.06
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	561	27,371,645	10.20	48,791	11.051	99.18	656	29.57	97.86
241 to 300	1	175,106	0.07	175,106	6.875	80.00	678	0.00	0.00
301 to 360	1,160	240,851,025	89.74	207,630	7.997	79.56	625	31.55	0.02
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	561	27,371,645	10.20	48,791	11.051	99.18	656	29.57	97.86
241 to 300	1	175,106	0.07	175,106	6.875	80.00	678	0.00	0.00
301 to 360	1,160	240,851,025	89.74	207,630	7.997	79.56	625	31.55	0.02
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	475	104,161,686	38.81	219,288	8.065	79.89	615	29.48	0.00
2/6 MONTH LIBOR	258	45,378,977	16.91	175,888	8.390	80.91	615	37.28	0.00
2/6 MONTH LIBOR - 50 YR AMTERM	58	12,937,204	4.82	223,055	8.045	78.68	613	32.71	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	39	9,757,932	3.64	250,203	7.332	79.75	711	11.94	0.00
10/6 MONTH LIBOR - 120 MONTH IO	33	8,115,699	3.02	245,930	6.803	78.71	722	15.41	0.00
2/6 MONTH LIBOR - 60 MONTH IO	24	5,383,143	2.01	224,298	7.209	80.43	682	19.47	0.00
3/6 MONTH LIBOR	20	3,469,260	1.29	173,463	8.665	83.51	591	55.97	0.00
10/6 MONTH LIBOR	14	2,814,393	1.05	201,028	7.440	74.12	656	9.13	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	11	2,793,319	1.04	253,938	7.987	77.14	617	18.65	0.00
2/6 MONTH LIBOR - 120 MONTH IO	4	1,107,800	0.41	276,950	7.985	84.68	679	11.99	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	5	1,027,722	0.38	205,544	8.824	82.37	545	76.43	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	1	319,389	0.12	319,389	6.620	80.00	656	0.00	0.00
5/6 MONTH LIBOR	2	265,778	0.10	132,889	7.975	80.00	655	69.06	0.00
3/6 MONTH LIBOR - 60 MONTH IO	1	156,000	0.06	156,000	6.920	80.00	653	100.00	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	1	141,541	0.05	141,541	7.750	80.00	701	0.00	0.00
30YR FXD	122	22,257,805	8.29	182,441	7.840	77.13	623	38.99	0.23
15YR FXD	12	891,508	0.33	74,292	8.868	85.42	638	25.87	34.15
15YR BALLOON	549	26,480,137	9.87	48,233	11.125	99.64	656	29.70	100.00
BALLOON OTHER - 40 YR AMTERM	85	19,106,684	7.12	224,785	7.796	78.16	623	36.08	0.00
BALLOON OTHER - 50 YR AMTERM	8	1,831,798	0.68	228,975	8.531	77.11	587	61.20	0.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	789	111,898,073	41.69	141,823	8.523	82.54	625	34.92	12.81
12	47	8,755,323	3.26	186,283	8.153	78.39	642	18.71	7.06
18	1	374,377	0.14	374,377	6.325	68.20	789	0.00	0.00
24	694	110,259,097	41.08	158,875	8.334	81.59	622	28.91	10.51
36	191	37,110,906	13.83	194,298	7.633	79.37	653	30.96	0.81
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	741	109,964,988	40.97	148,401	8.069	83.37	681	16.84	14.43
A	507	81,662,621	30.43	161,070	8.327	82.23	618	27.61	9.96
A-	220	28,251,119	10.53	128,414	8.301	79.26	591	62.52	9.62
B+	121	22,678,673	8.45	187,427	8.597	80.33	565	52.29	0.14
B	90	17,651,451	6.58	196,127	8.847	76.08	541	52.07	0.41
C	43	8,188,924	3.05	190,440	9.372	73.60	531	52.60	0.18
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Next Adjustment Date of the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-09	1	232,985	0.12	232,985	6.925	75.70	563	0.00	0.00
2008-02	1	99,223	0.05	99,223	6.850	80.00	600	100.00	0.00
2008-03	2	300,824	0.15	150,412	8.607	80.00	613	0.00	0.00
2008-05	10	1,436,764	0.73	143,676	7.769	82.63	629	20.08	0.00
2008-06	76	16,666,739	8.42	219,299	8.161	81.15	617	31.56	0.00
2008-07	447	94,730,511	47.88	211,925	8.082	79.85	616	31.43	0.00
2008-08	281	55,385,823	28.00	197,103	8.195	80.24	620	31.81	0.00
2008-09	1	115,942	0.06	115,942	8.490	80.00	617	0.00	0.00
2009-06	3	418,416	0.21	139,472	9.297	90.19	574	67.94	0.00
2009-07	14	2,567,045	1.30	183,360	8.330	79.03	610	55.18	0.00
2009-08	20	4,460,839	2.25	223,042	8.349	81.09	590	38.18	0.00
2011-08	3	585,167	0.30	195,056	7.235	80.00	656	31.37	0.00
2016-05	2	597,023	0.30	298,512	7.268	61.97	661	0.00	0.00
2016-06	1	362,423	0.18	362,423	6.775	80.00	690	0.00	0.00
2016-07	54	13,362,603	6.75	247,456	7.082	79.84	707	14.33	0.00
2016-08	30	6,507,516	3.29	216,917	7.277	77.45	715	11.64	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	8	1,517,359	0.77	189,670	8.488	79.95	616	34.69	0.00
4.501 to 5.000	36	5,729,395	2.90	159,150	8.475	79.54	633	26.21	0.00
5.001 to 5.500	133	28,793,537	14.55	216,493	7.678	78.54	632	44.86	0.00
5.501 to 6.000	140	30,873,516	15.61	220,525	7.559	78.35	637	39.47	0.00
6.001 to 6.500	318	67,822,663	34.28	213,279	7.909	79.53	625	25.24	0.00
6.501 to 7.000	175	35,228,646	17.81	201,307	8.366	81.97	624	22.64	0.00
7.001 to 7.500	87	17,437,411	8.81	200,430	8.487	81.48	617	23.25	0.00
7.501 to 8.000	49	10,427,317	5.27	212,802	8.922	82.87	611	28.89	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	6	1,754,365	0.89	292,394	5.897	80.97	688	18.43	0.00
6.001 to 6.500	25	5,994,762	3.03	239,790	6.307	74.88	701	24.45	0.00
6.501 to 7.000	98	25,248,628	12.76	257,639	6.829	78.08	662	33.20	0.00
7.001 to 7.500	115	25,832,857	13.06	224,634	7.299	79.02	651	28.57	0.00
7.501 to 8.000	236	47,111,744	23.81	199,626	7.796	78.88	638	28.60	0.00
8.001 to 8.500	169	33,485,998	16.93	198,142	8.274	80.00	624	21.23	0.00
8.501 to 9.000	158	33,413,262	16.89	211,476	8.784	81.80	596	28.62	0.00
9.001 to 9.500	71	13,744,492	6.95	193,584	9.274	84.50	580	40.75	0.00
9.501 to 10.000	37	6,570,231	3.32	177,574	9.775	83.34	558	57.49	0.00
10.001 to 10.500	18	2,532,405	1.28	140,689	10.217	80.85	535	50.29	0.00
10.501 to 11.000	9	1,487,288	0.75	165,254	10.812	82.74	532	35.75	0.00
11.001 to 11.500	3	411,585	0.21	137,195	11.216	85.00	505	100.00	0.00
11.501 to 12.000	1	242,228	0.12	242,228	11.670	85.00	514	0.00	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	7	1,834,292	0.93	262,042	6.024	79.76	684	17.63	0.00
12.501 to 13.000	25	5,994,762	3.03	239,790	6.307	74.88	701	24.45	0.00
13.001 to 13.500	99	25,406,168	12.84	256,628	6.832	78.09	662	33.62	0.00
13.501 to 14.000	115	25,779,011	13.03	224,165	7.300	79.02	651	28.02	0.00
14.001 to 14.500	235	47,008,049	23.76	200,034	7.797	78.87	638	28.67	0.00
14.501 to 15.000	171	33,916,355	17.14	198,341	8.279	79.88	624	20.96	0.00
15.001 to 15.500	157	32,920,286	16.64	209,683	8.787	81.91	596	29.64	0.00
15.501 to 16.000	70	13,990,919	7.07	199,870	9.280	84.94	580	40.52	0.00
16.001 to 16.500	37	6,581,335	3.33	177,874	9.785	82.88	554	57.56	0.00
16.501 to 17.000	16	2,134,691	1.08	133,418	10.234	82.17	541	46.79	0.00
17.001 to 17.500	10	1,610,163	0.81	161,016	10.767	80.38	530	33.03	0.00
17.501 to 18.000	3	411,585	0.21	137,195	11.216	85.00	505	100.00	0.00
18.001 to 18.500	1	242,228	0.12	242,228	11.670	85.00	514	0.00	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	6	907,809	0.46	151,302	9.204	75.44	564	90.84	0.00
3.000	853	176,092,469	89.01	206,439	8.126	80.18	617	31.69	0.00
5.000	87	20,829,565	10.53	239,420	7.143	78.58	708	12.83	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which are based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,316
Aggregate Current Principal Balance:	$714,398,486
Average Current Principal Balance:	$215,440	$13,969-$1,230,378
Aggregate Original Principal Balance:	$715,318,609
Average Original Principal Balance:	$215,717	$13,980-$1,231,000
Fully Amortizing Non-IO Mortgage Loans:	18.49%
Fully Amortizing IO Mortgage Loans:	14.26%
Balloon Loans:	67.26%
1st Lien:	88.43%
Wtd. Avg. Gross Coupon:	8.150%	5.550%-13.590%
Wtd. Avg. Original Term(months):	339	180-360
Wtd. Avg. Remaining Term(months):	335	172-357
Wtd. Avg. Margin(ARM Loan Only):	6.422%	2.750%-8.520%
Maximum Interest Rate (ARM Loans Only):	14.267%	10.399%-17.495%
Minimum Interest Rate (ARM Loans Only):	7.768%	2.750%-10.995%
Wtd. Avg. Original LTV*:	82.53%	6.70%-100.00%
Wtd. Avg. Borrower FICO:	648	500-813
Geographic Distribution (Top 5):	CA	47.19%
	FL	9.35%
	NY	7.84%
	MD	4.50%
	NJ	4.26%
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	358	12,484,754	1.75	34,874	11.010	97.37	637	36.89	91.00
50,000.01 to 100,000.00	724	53,024,188	7.42	73,238	10.528	94.27	639	29.56	73.71
100,000.01 to 150,000.00	485	59,666,647	8.35	123,024	9.507	88.64	640	30.98	46.63
150,000.01 to 200,000.00	290	51,368,623	7.19	177,133	8.335	81.57	637	35.50	8.60
200,000.01 to 250,000.00	299	67,628,439	9.47	226,182	7.898	79.59	644	25.68	0.00
250,000.01 to 300,000.00	252	69,167,017	9.68	274,472	7.705	80.06	645	28.93	0.00
300,000.01 to 350,000.00	220	71,507,806	10.01	325,035	7.597	80.41	659	14.87	0.00
350,000.01 to 400,000.00	186	69,485,768	9.73	373,579	7.615	80.68	651	18.42	0.00
400,000.01 to 450,000.00	151	64,210,409	8.99	425,234	7.540	80.95	650	21.87	0.00
450,000.01 to 500,000.00	142	67,816,593	9.49	477,582	7.609	80.48	648	17.63	0.00
500,000.01 to 550,000.00	74	38,858,225	5.44	525,111	7.792	81.24	660	13.44	0.00
550,000.01 to 600,000.00	52	29,926,870	4.19	575,517	7.556	80.27	667	9.72	0.00
600,000.01 to 650,000.00	29	18,246,401	2.55	629,186	7.781	83.03	674	20.69	0.00
650,000.01 to 700,000.00	23	15,610,392	2.19	678,713	8.016	84.02	648	13.32	0.00
700,000.01 to 750,000.00	11	7,996,703	1.12	726,973	8.038	83.06	621	9.15	0.00
750,000.01 to 800,000.00	10	7,730,572	1.08	773,057	7.789	74.37	652	10.08	0.00
800,000.01 to 850,000.00	3	2,535,126	0.35	845,042	7.185	71.85	690	0.00	0.00
850,000.01 to 900,000.00	2	1,798,151	0.25	899,076	6.950	69.65	617	100.00	0.00
900,000.01 to 950,000.00	1	921,535	0.13	921,535	8.350	90.00	638	0.00	0.00
950,000.01 to 1,000,000.00	2	1,985,610	0.28	992,805	6.760	78.31	693	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,428,659	0.34	1,214,329	7.855	66.74	605	0.00	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	19	8,223,429	1.15	432,812	5.767	72.57	727	32.71	0.00
6.001 to 6.500	96	35,078,807	4.91	365,404	6.291	76.73	705	35.14	0.00
6.501 to 7.000	287	98,619,866	13.80	343,623	6.822	79.83	675	28.88	0.00
7.001 to 7.500	379	122,618,646	17.16	323,532	7.308	79.55	657	21.52	0.00
7.501 to 8.000	517	150,123,067	21.01	290,373	7.786	80.15	643	21.14	0.05
8.001 to 8.500	350	93,148,181	13.04	266,138	8.296	80.65	635	18.69	0.74
8.501 to 9.000	310	74,819,561	10.47	241,353	8.764	82.63	628	19.86	3.80
9.001 to 9.500	172	28,110,440	3.93	163,433	9.280	85.21	615	25.25	13.53
9.501 to 10.000	215	27,912,343	3.91	129,825	9.799	88.65	607	26.30	23.85
10.001 to 10.500	126	13,084,430	1.83	103,845	10.389	93.75	651	21.34	65.55
10.501 to 11.000	311	25,555,695	3.58	82,173	10.897	98.77	645	18.50	91.11
11.001 to 11.500	235	18,819,477	2.63	80,083	11.279	99.47	644	13.08	98.22
11.501 to 12.000	69	4,512,551	0.63	65,399	11.927	99.79	634	27.56	100.00
12.001 to 12.500	134	7,896,780	1.11	58,931	12.351	99.52	631	16.72	100.00
12.501 to 13.000	95	5,820,471	0.81	61,268	12.811	99.77	620	4.27	100.00
13.501 to 14.000	1	54,744	0.01	54,744	13.590	100.00	630	0.00	100.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	33	5,687,852	0.80	172,359	9.233	71.25	511	54.71	0.00
520 to 539	29	6,564,288	0.92	226,355	9.422	75.72	529	34.57	0.00
540 to 559	63	10,979,531	1.54	174,278	8.984	81.27	552	49.43	0.00
560 to 579	95	22,729,024	3.18	239,253	8.964	86.40	571	48.50	2.41
580 to 599	310	50,640,435	7.09	163,356	8.450	82.02	590	57.56	11.59
600 to 619	606	124,315,030	17.40	205,140	8.378	82.63	610	21.47	12.22
620 to 639	571	120,266,081	16.83	210,624	8.387	83.09	629	19.65	11.66
640 to 659	480	105,604,616	14.78	220,010	8.250	82.91	649	17.24	12.43
660 to 679	382	81,903,661	11.46	214,407	7.971	82.84	669	13.20	12.92
680 to 699	284	68,814,548	9.63	242,305	7.824	83.21	689	12.63	12.72
700 to 719	179	44,564,778	6.24	248,965	7.416	82.20	710	20.46	12.98
720 to 739	130	29,646,259	4.15	228,048	7.463	82.21	728	19.93	13.24
740 to 759	83	22,538,856	3.15	271,552	7.361	80.88	749	15.47	11.47
760 to 779	49	12,805,917	1.79	261,345	7.363	79.99	768	13.95	12.03
780 to 799	19	6,237,267	0.87	328,277	7.286	76.54	790	26.99	10.17
800 to 819	3	1,100,344	0.15	366,781	6.766	81.05	807	11.07	11.07
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	303	53,284,236	7.46	175,856	8.213	82.03	646	26.51	11.20
30.01 to 35.00	317	57,988,550	8.12	182,929	7.989	81.44	657	23.68	9.84
35.01 to 40.00	488	102,614,308	14.36	210,275	8.077	81.78	654	18.07	11.59
40.01 to 45.00	883	195,361,405	27.35	221,247	8.158	82.57	651	17.92	11.62
45.01 to 50.00	1,062	246,121,772	34.45	231,753	8.249	82.97	646	20.58	12.38
50.01 to 55.00	228	50,753,380	7.10	222,603	7.985	83.54	639	43.99	11.01
55.01 or more	35	8,274,836	1.16	236,424	7.631	82.31	616	81.28	4.59
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,184	631,710,410	88.43	289,245	7.773	80.28	648	23.28	0.00
2	1,132	82,688,077	11.57	73,046	11.024	99.67	655	16.98	100.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)*	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	29	4,027,250	0.56	138,871	7.760	39.87	607	34.60	0.00
50.01 to 55.00	17	3,807,348	0.53	223,962	7.763	53.07	637	24.98	0.00
55.01 to 60.00	22	6,038,276	0.85	274,467	7.439	57.52	627	35.42	0.00
60.01 to 65.00	22	5,353,872	0.75	243,358	7.454	63.17	635	67.22	0.00
65.01 to 70.00	56	18,442,590	2.58	329,332	7.422	68.42	645	26.33	0.00
70.01 to 75.00	53	13,578,339	1.90	256,195	7.659	73.87	636	37.68	0.00
75.01 to 80.00	1,632	484,359,342	67.80	296,789	7.683	79.91	654	18.06	0.00
80.01 to 85.00	94	25,567,335	3.58	271,993	7.897	84.38	620	39.12	0.00
85.01 to 90.00	129	33,014,148	4.62	255,924	8.293	89.73	632	33.58	3.64
90.01 to 95.00	184	38,367,496	5.37	208,519	8.967	94.83	616	48.52	6.89
95.01 to 100.00	1,078	81,842,490	11.46	75,921	10.931	99.96	655	19.41	96.33
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	1,579	336,967,525	47.17	213,406	8.401	83.28	661	0.00	15.32
Full Documentation	918	161,112,897	22.55	175,504	7.950	82.82	630	100.00	8.71
Limited Documentation	475	124,673,310	17.45	262,470	7.732	82.80	648	0.00	9.59
Stated Documentation	235	66,140,640	9.26	281,450	8.175	76.89	636	0.00	3.17
Lite Documentation	109	25,504,114	3.57	233,983	8.055	84.06	629	0.00	11.59
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	2,608	520,184,322	72.81	199,457	8.243	83.29	653	17.36	13.74
Cash Out Refinance	674	186,452,836	26.10	276,636	7.886	80.29	636	35.83	5.81
Rate & Term Refinance	34	7,761,328	1.09	228,274	8.256	84.98	640	51.73	5.32
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,247	478,596,425	66.99	212,994	8.117	82.36	647	22.87	11.64
Planned Unit Development	537	115,355,785	16.15	214,815	8.306	82.74	641	25.01	11.24
Two- to Four Family	241	68,377,371	9.57	283,724	8.300	83.07	658	15.95	11.54
Condominium	291	52,068,905	7.29	178,931	7.906	82.83	670	22.84	11.80
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,241	700,249,012	98.02	216,060	8.147	82.52	648	22.26	11.64
Second Home	37	7,847,490	1.10	212,094	8.076	82.97	703	20.02	14.71
Investor Occupied	38	6,301,985	0.88	165,842	8.575	82.53	663	58.23	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	882	240,712,094	33.69	272,916	7.863	82.10	658	14.39	12.20
Northern California	357	96,384,708	13.49	269,985	8.064	82.56	645	16.04	13.40
Florida	387	66,790,573	9.35	172,585	8.409	82.52	645	27.27	10.71
New York	186	55,973,729	7.84	300,934	7.985	81.75	657	16.70	9.51
Maryland	133	32,142,439	4.50	241,672	8.311	84.32	640	32.61	9.24
New Jersey	130	30,444,038	4.26	234,185	8.259	83.39	645	22.70	9.43
Texas	224	24,734,677	3.46	110,423	8.689	83.88	619	40.05	13.03
Illinois	122	22,172,345	3.10	181,741	8.460	83.13	656	35.18	12.43
Massachusetts	86	17,822,472	2.49	207,238	8.142	81.79	650	23.93	14.11
Washington	95	17,752,045	2.48	186,864	8.008	82.73	644	31.13	9.63
Other	714	109,469,367	15.32	153,318	8.543	82.74	636	35.23	10.85
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91745	13	4,764,443	0.67	366,496	7.869	84.54	638	17.53	8.44
91335	11	3,514,186	0.49	319,471	8.010	85.23	644	0.00	15.90
94565	12	3,477,381	0.49	289,782	7.726	82.94	644	47.66	14.71
91342	10	3,390,368	0.47	339,037	7.292	83.50	705	0.00	10.30
92336	12	3,277,262	0.46	273,105	8.346	82.93	661	15.22	15.21
20774	10	2,734,956	0.38	273,496	8.503	84.85	622	33.91	13.72
11368	5	2,395,299	0.34	479,060	8.646	86.92	663	0.00	14.67
95127	6	2,377,062	0.33	396,177	8.255	84.47	645	0.00	10.42
93550	13	2,362,386	0.33	181,722	7.769	81.03	668	31.43	12.91
92345	14	2,357,507	0.33	168,393	7.966	82.90	653	0.00	15.10
Other	3,210	683,747,637	95.71	213,005	8.156	82.46	648	22.88	11.51
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,132	82,953,058	11.61	73,280	10.974	99.05	655	17.39	98.55
301 to 360	2,184	631,445,428	88.39	289,123	7.779	80.36	648	23.23	0.15
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,132	82,953,058	11.61	73,280	10.974	99.05	655	17.39	98.55
301 to 360	2,184	631,445,428	88.39	289,123	7.779	80.36	648	23.23	0.15
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR—40 YR AMTERM	951	295,991,770	41.43	311,243	7.915	80.66	637	16.49	0.00
2/6 MONTH LIBOR	406	87,361,427	12.23	215,176	8.359	81.65	634	28.72	0.00
2/6 MONTH LIBOR—60 MONTH IO	164	56,367,240	7.89	343,703	7.204	80.19	669	28.30	0.00
2/6 MONTH LIBOR—50 YR AMTERM	131	43,841,061	6.14	334,665	7.766	81.40	642	18.21	0.00
10/6 MONTH LIBOR -120 MONTH IO	96	36,597,802	5.12	381,227	6.546	77.98	713	27.07	0.00
10/6 MONTH LIBOR—40 YR AMTERM	41	14,707,877	2.06	358,729	7.039	80.12	706	24.37	0.00
3/6 MONTH LIBOR—40 YR AMTERM	28	8,402,777	1.18	300,099	7.672	81.10	647	19.65	0.00
10/6 MONTH LIBOR	20	5,768,138	0.81	288,407	7.068	73.86	716	35.45	0.00
3/6 MONTH LIBOR	23	5,420,436	0.76	235,671	8.152	81.14	648	24.11	0.00
10/6 MONTH LIBOR—50 YR AMTERM	8	3,621,043	0.51	452,630	7.224	78.97	706	24.88	0.00
2/6 MONTH LIBOR -120 MONTH IO	13	3,383,078	0.47	260,237	7.705	83.16	655	36.30	0.00
3/6 MONTH LIBOR—50 YR AMTERM	6	2,149,648	0.30	358,275	8.266	82.22	631	33.07	0.00
3/6 MONTH LIBOR—60 MONTH IO	5	1,425,300	0.20	285,060	8.126	84.69	682	51.11	0.00
5/6 MONTH LIBOR—40 YR AMTERM	3	1,280,374	0.18	426,791	7.455	71.64	685	0.00	0.00
5/6 MONTH LIBOR—60 MONTH IO	3	1,075,600	0.15	358,533	8.051	80.00	644	12.50	0.00
10/6 MONTH LIBOR—60 MONTH IO	2	812,110	0.11	406,055	7.801	84.82	670	48.18	0.00
5/6 MONTH LIBOR	4	766,966	0.11	191,741	7.394	80.00	687	0.00	0.00
10/1 ARM 1YR LIBOR -120 MONTH IO	1	320,000	0.04	320,000	6.725	80.00	737	0.00	0.00
5/6 MONTH LIBOR—50 YR AMTERM	1	319,710	0.04	319,710	6.825	80.00	742	0.00	0.00
10/1 ARM 1YR LIBOR—40 YR AMTERM	1	168,611	0.02	168,611	7.100	80.00	703	100.00	0.00
6 MONTH LIBOR	2	147,236	0.02	73,618	10.022	72.97	532	32.21	0.00
30YR FXD	169	30,462,597	4.26	180,252	7.969	79.83	636	44.89	3.07
15YR FXD	28	2,131,779	0.30	76,135	9.011	75.04	671	31.16	43.63
30YR FXD -120 MONTH IO	6	1,858,499	0.26	309,750	7.611	80.42	639	84.40	0.00
15YR BALLOON	1,104	80,821,279	11.31	73,208	11.026	99.69	655	17.03	100.00
BALLOON OTHER—40 YR AMTERM	97	27,045,335	3.79	278,818	7.703	76.75	632	36.56	0.00
BALLOON OTHER—50 YR AMTERM	3	2,150,792	0.30	716,931	7.190	74.04	634	41.82	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,044	208,735,000	29.22	199,938	8.489	83.87	649	23.40	15.40
12	104	27,544,595	3.86	264,852	8.445	82.18	642	12.68	10.80
18	15	6,430,835	0.90	428,722	7.048	79.49	718	21.80	2.84
24	1,812	383,337,334	53.66	211,555	8.164	82.90	643	19.77	12.20
36	341	88,350,723	12.37	259,093	7.272	78.09	669	35.74	0.71
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,660	386,948,345	54.16	233,101	7.858	82.50	682	16.43	12.46
A	1,127	231,115,678	32.35	205,072	8.386	82.78	620	20.83	12.17
A-	316	53,419,507	7.48	169,049	8.500	82.60	597	56.30	11.81
B+	119	25,599,896	3.58	215,125	8.995	86.17	569	46.60	0.07
B	65	12,185,723	1.71	187,473	9.058	75.16	548	43.84	0.00
C	29	5,129,337	0.72	176,874	9.500	72.07	538	39.85	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-01	2	147,236	0.03	73,618	10.022	72.97	532	32.21	0.00
2008-02	2	282,861	0.05	141,431	7.984	68.30	575	76.01	0.00
2008-03	2	440,391	0.08	220,195	8.941	80.00	608	0.00	0.00
2008-04	4	1,065,453	0.19	266,363	8.149	76.86	599	42.41	0.00
2008-05	15	4,206,303	0.74	280,420	8.311	83.81	614	23.36	0.00
2008-06	148	38,917,691	6.83	262,957	8.277	80.81	624	27.03	0.00
2008-07	879	261,122,636	45.82	297,068	7.826	80.65	643	19.03	0.00
2008-08	615	180,909,241	31.74	294,161	7.907	81.18	643	20.57	0.00
2009-05	2	391,288	0.07	195,644	7.928	80.00	640	0.00	0.00
2009-06	4	867,609	0.15	216,902	8.339	81.77	699	34.13	0.00
2009-07	26	8,173,190	1.43	314,353	7.678	80.25	661	18.72	0.00
2009-08	30	7,966,075	1.40	265,536	8.149	82.92	631	32.28	0.00
2011-07	7	2,202,698	0.39	314,671	7.636	77.70	649	0.00	0.00
2011-08	4	1,239,952	0.22	309,988	7.450	75.46	729	10.84	0.00
2016-06	6	1,845,993	0.32	307,666	6.917	73.75	701	24.70	0.00
2016-07	91	32,695,534	5.74	359,292	6.856	78.63	711	31.01	0.00
2016-08	72	27,454,054	4.82	381,306	6.658	78.14	712	23.32	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	10	2,709,909	0.48	270,991	7.599	77.84	658	34.23	0.00
4.001 to 4.500	1	160,586	0.03	160,586	8.295	80.00	582	100.00	0.00
4.501 to 5.000	30	8,230,836	1.44	274,361	8.246	79.99	653	27.90	0.00
5.001 to 5.500	188	58,662,874	10.29	312,037	7.087	78.22	663	35.69	0.00
5.501 to 6.000	319	96,943,206	17.01	303,897	7.244	79.65	655	29.10	0.00
6.001 to 6.500	580	180,374,637	31.65	310,991	7.665	79.86	652	17.30	0.00
6.501 to 7.000	377	107,030,512	18.78	283,901	7.960	81.56	645	16.57	0.00
7.001 to 7.500	218	64,752,988	11.36	297,032	8.282	81.75	639	14.78	0.00
7.501 to 8.000	185	50,962,838	8.94	275,475	8.858	84.31	629	18.70	0.00
8.501 to 9.000	1	99,820	0.02	99,820	8.520	80.00	585	100.00	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.000 or less	2	488,611	0.09	244,306	6.854	80.00	725	34.51	0.00
5.501 to 6.000	18	7,944,552	1.39	441,364	5.759	72.93	725	30.35	0.00
6.001 to 6.500	85	32,261,744	5.66	379,550	6.278	77.38	709	32.81	0.00
6.501 to 7.000	246	87,207,616	15.30	354,503	6.829	80.10	678	25.30	0.00
7.001 to 7.500	340	110,513,398	19.39	325,039	7.318	80.08	658	21.00	0.00
7.501 to 8.000	444	134,072,087	23.52	301,964	7.785	80.38	644	17.32	0.00
8.001 to 8.500	303	83,945,673	14.73	277,048	8.298	80.64	636	17.22	0.00
8.501 to 9.000	228	65,568,607	11.50	287,582	8.759	81.95	625	17.59	0.00
9.001 to 9.500	113	22,376,331	3.93	198,021	9.274	83.12	599	23.24	0.00
9.501 to 10.000	94	20,523,578	3.60	218,336	9.759	85.14	591	26.40	0.00
10.001 to 10.500	19	3,060,499	0.54	161,079	10.249	88.72	578	35.02	0.00
10.501 to 11.000	17	1,965,508	0.34	115,618	10.847	89.08	568	67.24	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
10.001 to 10.500	1	343,527	0.06	343,527	7.399	80.00	675	0.00	0.00
10.501 to 11.000	1	399,533	0.07	399,533	7.970	80.00	641	0.00	0.00
11.501 to 12.000	1	320,000	0.06	320,000	6.725	80.00	737	0.00	0.00
12.001 to 12.500	19	8,113,164	1.42	427,009	5.787	73.08	725	31.80	0.00
12.501 to 13.000	85	32,261,744	5.66	379,550	6.278	77.38	709	32.81	0.00
13.001 to 13.500	245	86,715,862	15.22	353,942	6.824	80.10	678	25.44	0.00
13.501 to 14.000	338	109,270,019	19.17	323,284	7.312	80.09	659	20.87	0.00
14.001 to 14.500	446	135,124,256	23.71	302,969	7.786	80.35	644	17.26	0.00
14.501 to 15.000	302	84,289,844	14.79	279,105	8.305	80.63	634	17.51	0.00
15.001 to 15.500	231	65,567,943	11.50	283,844	8.756	81.96	625	17.59	0.00
15.501 to 16.000	110	21,587,024	3.79	196,246	9.276	83.16	600	24.09	0.00
16.001 to 16.500	94	20,909,282	3.67	222,439	9.748	85.26	590	25.92	0.00
16.501 to 17.000	19	3,060,499	0.54	161,079	10.249	88.72	578	35.02	0.00
17.001 to 17.500	17	1,965,508	0.34	115,618	10.847	89.08	568	67.24	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	10	1,919,398	0.34	191,940	7.665	79.18	635	62.53	0.00
1.500	1	67,861	0.01	67,861	8.900	64.80	501	0.00	0.00
2.000	1	711,362	0.12	711,362	8.875	80.00	607	0.00	0.00
3.000	1,725	504,158,402	88.46	292,266	7.896	80.87	642	20.30	0.00
5.000	172	63,071,182	11.07	366,693	6.792	78.30	710	27.16	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,907	569,439,594	99.91	298,605	7.776	80.58	649	21.16	0.00
2.000	2	488,611	0.09	244,306	6.854	80.00	725	34.51	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00